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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Amendment No. 1 to Registration Statement No. 333-47976 of Peet's Coffee & Tea, Inc. (formerly Peet's Companies, Inc.) of our report dated November 10, 2000, appearing in the prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

December 1, 2000